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                                                                    Exhibit 3(a)

                                    RESTATED
                          ARTICLES OF INCORPORATION OF

                               AVISTA CORPORATION

        Know all men by these presents that we have this day voluntarily associated ourselves together for the purpose of forming, and we do hereby form and agree to become a Corporation, under and by virtue of the laws of the Territory of Washington, and for such purpose we do hereby certify:-

        FIRST: That the name of said Corporation is Avista Corporation.

        SECOND: The objects and purposes for which the Corporation is formed are:

        To acquire, buy, hold, own, sell, lease, exchange, dispose of, finance, deal in, construct, build, equip, improve, use, operate, maintain and work upon:

        (a) Any and all kinds of plants and systems for the manufacture, production, storage, utilization, purchase, sale, supply, transmission, distribution or disposition of electric energy, natural or artificial gas, water or steam, or power produced thereby, or of ice and refrigeration of any and every kind;

        (b) Any and all kinds of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, any and all kinds of interurban, city and street railways and bus lines for the transportation of passengers and/or freight, transmission lines, systems, appliances, equipment and devices and tracks, stations, buildings and other structures and facilities;

        (c) Any and all kinds of works, power plants, manufactories, structures, substations, systems, tracks, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, equipment, supplies, articles and merchandise of every kind pertaining to or in anywise connected with the construction, operation or maintenance of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, or of interurban, city and street railways and bus lines, or in anywise connected with or pertaining to the manufacture, production, purchase, use, sale, supply, transmission, distribution, regulation, control or application of electric energy, natural or artificial gas, water, steam, ice, refrigeration and power or any other purpose;

        To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply street and interurban railway and bus service, electric energy, natural or artificial gas, light, heat, ice, refrigeration, water and steam in any form and for any purposes whatsoever; and any power or force, or energy in any form and for any purposes whatsoever;

        To manufacture, produce, buy or in any other manner acquire, and to sell, furnish, dispose of and distribute steam for heating or other purposes, and to purchase, lease or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise and manage and to sell, lease or otherwise dispose of plants, works and facilities, including distribution systems, mains, pipes, conduits and meters, and all other necessary apparatus and appliances used or useful or convenient for use in the business of manufacturing, producing, selling, furnishing, disposing of and distributing steam for heating or for any other purposes;


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        To acquire, organize, assemble, develop, build up and operate constructing and operating and other organizations and systems, and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations and systems in whole or in part and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing powers;

        To do a general contracting business;

        To purchase, acquire, develop, mine, explore, drill, hold, own, sell and dispose of lands, interest in and rights with respect to lands and waters and fixed and movable property;

        To plan, design, construct, alter, repair, remove or otherwise engage in any work upon bridges, dams, canals, piers, docks, wharfs, buildings, structures, foundations, mines, shafts, tunnels, wells, waterworks and all kinds of structural excavations and subterranean work and generally to carry on the business of contractors and engineers;

        To manufacture, improve and work upon and to deal in, purchase, hold, sell and convey minerals, metals, wood, oils and other liquids, gases, chemicals, animal and plant products or any of the products and by-products thereof or any article or thing into the manufacture of which any of the foregoing may enter;

        To manufacture, improve, repair and work upon and to deal in, purchase, hold, sell and convey any and all kinds of machines, instruments, tools, implements, mechanical devices, engines, boilers, motors, generators, rails, cars, ships, boats, launches, automobiles, trucks, tractors, airships, aeroplanes, articles used in structural work, building materials, hardware, textiles, clothing, cloth, leather goods, furs and any other goods, wares and merchandise of whatsoever kind;

        To construct, erect and sell buildings and structures in and on any lands for any use or purpose; to equip and operate warehouses, office buildings, hotels, apartment houses, apartment hotels and restaurants, or any other buildings and structures of whatsoever kind;

        To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the state of Washington or of any other state or government, and, while the owner of such stock, to exercise all the rights, powers and privileges of individual ownership with respect thereto, including the right to vote thereon, and to consent and otherwise act with respect thereto;

        To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidence of indebtedness, contracts or obligations of which are held by or for the Corporation or in which or in the welfare of which the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be interested at any time; and to organize or promote or facilitate the organization of subsidiary companies;

        To purchase from time to time any of its stock outstanding (so far as may be permitted by law) at such price as may be fixed by its Board of Directors or Executive Committee and accepted by the holders of the stock purchased, and to resell any stock so purchased at such price as may be fixed by its said Board of Directors or Executive Committee;


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        In any manner to acquire, enjoy, utilize and to sell or otherwise dispose of patents, copyrights and trademarks and any licenses or other rights or interests therein and thereunder;

        To purchase, acquire, hold, own and sell or otherwise dispose of franchises, concessions, consents, privileges and licenses;

        To borrow money and contract debts, to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects; all as may be determined from time to time by the Board of Directors or Executive Committee of the Corporation, pursuant to the authority hereby conferred;

        To create mortgages or deeds of trust which shall cover and create a lien upon all or any part of the property of the Corporation of whatsoever kind and wheresoever situated, then owned or thereafter acquired, and to provide in any such mortgage or deed of trust that the amount of bonds or other evidences of indebtedness to be issued thereunder and to be secured thereby shall be limited to a definite amount or limited only by the conditions therein specified and to issue or cause to be issued by the Corporation the bonds or other evidences of indebtedness to be secured thereby; all as may be determined from time to time by the Board of Directors or Executive Committee of the Corporation pursuant to the authority hereby conferred;

        To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereof;

        To do any or all things herein set forth, to the same extent and as fully as natural persons might or could do, and in any part of the world, and as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations;

        To conduct its business in any or all its branches in the state of Washington, other states, the District of Columbia, the territories and colonies of the United States, and any foreign countries, and to have one or more offices out of the state of Washington.

        THIRD:

        (a) The amount of capital with which the Corporation will begin to carry on business hereunder shall be FIVE MILLION FIVE HUNDRED DOLLARS ($5,000,500).

        (b) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 210,000,000 shares, divided into 10,000,000 shares of Preferred Stock without nominal or par value, issuable in series as hereinafter provided, and 200,000,000 shares of Common Stock without nominal or par value.

        (c) A statement of the preferences, limitations and relative rights of each class of capital stock of the Corporation, namely, the Preferred Stock without nominal or par value and the Common Stock without nominal or par value, of the variations in the relative rights and preferences as between series of the Preferred Stock insofar as the same are fixed by these Articles of Incorporation, and of the authority vested in the Board of Directors of the Corporation to


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                establish series of Preferred Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Articles of Incorporation and as to which there may be variations between series is as follows.

        (d) The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the Corporation. To the extent that these Articles of Incorporation shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the Board of Directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, within the limitations set forth in these Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the Board of Directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the Board of Directors so to fix and determine, with respect to any series of the Preferred Stock:

                (1) the rate or rates of dividend, if any, which may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the date or dates on which dividends may be payable;

                (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                (3) the amount payable upon shares in event of voluntary and involuntary liquidation;

                (4) sinking fund provisions, if any, for the redemption or purchase of shares; and

                (5) the terms and conditions, if any, on which shares may be converted.

                        All shares of the Preferred Stock of the same series
                shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (1) through (5) of this subdivision (d), as to which there may be variations between different series. Except as may be otherwise provided by law, by subdivision (j) of this Article THIRD, or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision
                (d), whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.

        (e) Out of any funds legally available for the payment of dividends, the holders of the Preferred Stock of each series shall be entitled, in preference to the holders of the Common Stock, to receive, but only when and as declared by the Board of Directors, dividends at the rate or rates fixed and determined with respect to each series in accordance with these Articles of Incorporation, and no more, payable as hereinafter provided. Such dividends shall be cumulative


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                so that if for all past dividend periods and the then current dividend periods dividends shall not have been paid or declared and set apart for payment on all outstanding shares of each series of the Preferred Stock, at the dividend rates fixed and determined for the respective series, the deficiency shall be fully paid or declared and set apart for payment before any dividends on the Common Stock shall be paid or declared and set apart for payment; provided, however, that nothing in this subdivision (e) or elsewhere in these Articles of Incorporation shall prevent the simultaneous declaration and payment of dividends on both the Preferred Stock and the Common Stock if there are sufficient funds legally available to pay all dividends concurrently. Dividends on all shares of the Preferred Stock of each series shall be cumulative from the date of issuance of shares of such series. If more than one series of the Preferred Stock shall be outstanding and if dividends on each series shall not have been paid or declared and set apart for payment, at the dividend rate or rates fixed and determined for such series, the shares of the Preferred Stock of each series shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full. As to all series of Preferred Stock, the dividend payment dates for regular dividends shall be the fifteenth day of March, June, September and December in each year, unless other dividend payment dates shall have been fixed and determined for any series in accordance with subdivision (d) of this Article THIRD, and the dividend period in respect of which each regular dividend shall be payable in respect of each series shall be the period commencing on the next preceding dividend payment date for such series and ending on the day next preceding the dividend payment date for such dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

        (f) Subject to the limitations set forth in paragraph (e) or elsewhere in these Articles of Incorporation (and subject to the rights of any class of stock hereafter authorized), dividends may be paid on the Common Stock when and as declared by the Board of Directors out of any funds legally available for the payment of dividends, and no holder of shares of any series of the Preferred Stock as such shall be entitled to share therein.

        (g) In the event of any voluntary dissolution, liquidation or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the net assets of the Corporation available for distribution to its shareholders the respective amounts per share fixed and determined in accordance with these Articles of Incorporation to be payable on the shares of such series in the event of voluntary liquidation, and no more, and in the event of any involuntary dissolution, liquidation or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the net assets of the Corporation available for distribution to its shareholders the respective amounts per share fixed and determined in accordance with these Articles of Incorporation to be payable on the shares of such series in the event of involuntary liquidation, and no more. If upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the entire net assets of the Corporation available for distribution shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this and the next succeeding subdivision, and without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all or substantially all of the property of the


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                Corporation, or the merger or consolidation of the Corporation into or with any other corporation or corporations, shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

        (h) Subject to the limitations set forth in subdivision (g) of this Article THIRD or elsewhere in these Articles of Incorporation (and subject to the rights of any class of stock hereafter authorized) upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, any net assets of the Corporation available for distribution to its shareholders shall be distributed ratably to holders of the Common Stock.

        (i) The Preferred Stock may be redeemed in accordance with the following provisions of this subdivision (i):

                (1) Each series of the Preferred Stock which has been determined to be redeemable as permitted by subdivision
                        (d) of this Article THIRD may be redeemed in whole or in part by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series, subject however, to any terms and conditions specified in respect of any series of the Preferred Stock in accordance with subdivision (d) of this Article THIRD. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the Board of Directors shall determine.

                (2) In the event the Corporation shall so elect to redeem shares of the Preferred Stock, notice of the intention of the Corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty nor more than ninety days before the date fixed for redemption to each holder of shares of the Preferred Stock to be redeemed at his address as it shall appear on the books of the Corporation, and on and after the date fixed for redemption and specified in such notice (unless the Corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the Corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

                (3) Contemporaneously with the mailing of notice of redemption of any shares of the Preferred Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the Corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in the City of New York, New York, or Spokane, Washington, having a capital and surplus of at least $5,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to exercise such redemption or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.


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                (4)     If the Corporation shall have so elected to deposit the
                        redemption moneys with a bank or trust company, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the Corporation, and upon such repayment holders of Preferred Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of conversion or exchange or otherwise, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.

                (5) Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock.

        (j) The holders of the Preferred Stock shall not have any right to vote for the election of Directors or for any other purpose except as otherwise provided by law and as set forth below in this subdivision of this Article THIRD or elsewhere in these Articles of Incorporation. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote but except as may be otherwise provided by law shall not be entitled to notice of any other meeting of shareholders.

                (1) Whenever and as often as, at any date, dividends payable on any shares of the Preferred Stock shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares of the Preferred Stock over the eighteen-month period ended on such date, the holders of the Preferred Stock of all series, voting separately and as a single class, shall be entitled to vote for and to elect a majority of the Board of Directors, and the holders of the Common Stock, voting separately and as a single class, shall be entitled to vote for and to elect the remaining Directors of the Corporation. The right of the holders of the Preferred Stock to elect a majority of the Board of Directors shall, however, cease when all defaults in the payment of dividends on their stock shall have been cured and such dividends shall be declared and paid out of any funds legally available therefor as soon as in the judgment of the Board of Directors is reasonably practicable. The terms of office of all persons who may be Directors of the Corporation at the time the right to elect Directors shall accrue to the holders of the Preferred Stock as herein provided shall terminate upon the election of their successors at a meeting of the shareholders of the Corporation then entitled to vote. Such election shall be held at the next Annual Meeting of Shareholders or may be held at a special meeting of shareholders but shall be held upon notice as provided in the Bylaws of the Corporation for a special meeting of the shareholders. Any vacancy in the Board of Directors occurring during any period when the Preferred Stock shall have elected representatives on the Board shall be filled by a majority vote of the remaining Directors representing the class of stock theretofore represented by the Director causing the vacancy. At all meetings of the shareholders held for the purpose of electing Directors during such times as the holders of the Preferred Stock shall have the exclusive right to elect a majority of the Board of Directors of the Corporation, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preferred Stock of all series shall be required to substitute a quorum of such class for the election of Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such


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                        class for the election of Directors; provided, however,
                        that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of Directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further, that, in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those Directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy.

                (2) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock at the time outstanding, adopt any amendment to these Articles of Incorporation if such amendment would:

                        (i) create or authorize any new class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up;

                        (ii) increase the authorized number of shares of the Preferred Stock; or

                        (iii) change any of the rights or preferences of the Preferred Stock at the time outstanding provided, however, that if any proposed change of any of the rights or preferences of any outstanding shares of the Preferred Stock would affect the holders of shares of one or more, but not all, series of the Preferred Stock then outstanding, only the affirmative vote of the holders of at least a majority of the total number of outstanding shares of all series so affected shall be required; and provided further, that nothing herein shall authorize the adoption of any amendment to these Articles of Incorporation by the vote of the holders of a lesser number of shares of the Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such an amendment by the laws of the state of Washington at the time applicable thereto.

                (3) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock at the time outstanding, issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the net income of the Corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the net income of the property so to be acquired, computed on the same basis as the net income of the Corporation) is at least equal to one and one-half times the annual dividend requirements on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if the shares of any series of the Preferred Stock or any such prior or parity stock shall have a variable dividend rate, the annual dividend requirement on the shares of such series shall be determined by reference to the weighted average dividend rate on such shares during the twelve-month period for which the net income of the Corporation available for the payment of dividends shall have been determined; and


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                        provided, further, that if the shares of the series to
                        be issued are to have a variable dividend rate, the annual dividend requirement on the shares of such series shall be determined by reference to the initial dividend rate upon the issuance of such shares. In any case where it would be appropriate, under generally accepted accounting principles to combine or consolidate the financial statements of any parent or subsidiary of the Corporation with those of the Corporation, the foregoing computation may be made on the basis of such combined or consolidated financial statements.

        (k) Subject to the limitations set forth in subdivision (j) of this Article THIRD (and subject to the rights of any class of stock hereafter authorized), and except as may be otherwise provided by law, the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes. At each meeting of shareholders, each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held by him and recorded in his name on the record date for such meeting, and may vote and otherwise act in person or by proxy; provided, however, that at each election for Directors every shareholder entitled to vote at such election shall have the right to vote the number of shares held by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

        (l) Subject to the limitations set forth in subdivision (j) of this Article THIRD (and subject to the rights of any class of stock hereafter authorized), and except as may be otherwise provided by law, upon the vote of a majority of all of the Directors of the Corporation and of the holders of record of two-thirds of the total number of shares of the Corporation then issued and outstanding and entitled to vote (or, if the vote of a larger number or different proportion of shares is required by the laws of the state of Washington, notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the vote of the holders of record of the larger number or different proportion of shares so required) the Corporation may from time to time create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of stock of the Corporation then authorized and/or the Corporation may increase or decrease the number of shares of one or more of the classes of stock then authorized.

        (m) All stock of the Corporation without nominal or par value whether authorized herein or upon subsequent increases of capital stock or pursuant to any amendment hereof may be issued, sold and disposed of by the Corporation from time to time for such consideration in labor, services, money or property as may be fixed from time to time by the Board of Directors and authority to the Board of Directors so to fix such consideration is hereby granted by the shareholders. The consideration received by the Corporation from the issuance and sale of new or additional shares of capital stock without par value shall be entered in the capital stock account.

        (n) No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized herein or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation but any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations upon such terms and conditions as the Board of Directors in their discretion may determine without offering any thereof on the same terms or any terms to the shareholders then of record or to any class of shareholders.

        (o) (1) SERIES I. There is hereby established a ninth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                (a) The ninth series of Preferred Stock of the Corporation shall consist of 500,000 shares and be designated as "$8.625 Preferred Stock, Series I."

                (b) Said ninth series shall have a dividend rate of $8.625 per share per annum.

                (c) The amount payable upon the shares of said ninth series in the event of dissolution, liquidation or winding up of the Corporation shall be $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

                (d)     (i)     As and for a sinking fund for the redemption of
                                shares of said ninth series, on June 15, 1996 and each June 15 thereafter until all shares of said ninth series shall have been retired, the Corporation shall redeem 100,000 shares of said ninth series at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. The Corporation shall be entitled, at its option, on June 15, 1996 and each June 15 thereafter, to redeem up to 100,000 shares of said ninth series, in addition to the shares otherwise required to be redeemed on such date, at $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that the option of the Corporation to so redeem up to 100,000 additional shares of the ninth series on each such sinking fund redemption date shall not be cumulative and shall not reduce the sinking fund requirements of this subparagraph (d) in any subsequent year. In the case of any redemption pursuant to this paragraph (d), the shares to be redeemed shall be selected by lot among the holders of the shares of said ninth series then outstanding in such manner as the appropriate
                                Officers of the Corporation shall determine to result in a random selection. The shares of said ninth series shall not be redeemable at the option of the Corporation except as set forth in this subparagraph (d).

                        (ii) The sinking fund requirement of the Corporation to redeem shares of said ninth series pursuant to this subparagraph (d) shall be subject to any applicable restrictions of law and such redemption shall be made only out of funds legally available therefor.

                        (iii) The sinking fund requirement of the Corporation to redeem shares of said ninth series pursuant to this subparagraph (d) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said ninth series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock.

                        (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said ninth series pursuant to this subparagraph (d), and if at such time the Corporation shall be required pursuant to a sinking or similar fund to redeem or purchase shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such sinking or similar funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof.

                (e) The shares of said ninth series shall not, by their terms, be convertible.

        (2) SERIES K. There is hereby established an eleventh series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                (a) The eleventh series of Preferred Stock of the Corporation shall consist of 350,000 shares and be designated as "$6.95 Preferred Stock, Series K."

                (b) Said eleventh series shall have a dividend rate of $6.95 per share per annum.

                (c) The amount payable upon the shares of said eleventh series in the event of dissolution, liquidation or winding up of the Corporation shall be $100.00 per share plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

                (d)     (i)     As and for a sinking fund for the redemption of
                                shares of said eleventh series, on September 15, 2002, and on each September 15 thereafter to and including September 15, 2006, the Corporation shall redeem 17,500 shares of said eleventh series, and on September 15, 2007, the Corporation shall redeem all of the shares of said eleventh series then outstanding, in each case at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. The Corporation shall be entitled, at its option, on September 15, 2002, and on each September 15 thereafter to and including
                                September 15, 2006, to redeem up to 17,500 shares of said eleventh series, in addition to the shares otherwise required to be redeemed on such date, at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that the option of the Corporation to so redeem up to 17,500 additional shares of the eleventh series on each such sinking fund redemption date shall not be cumulative and shall not reduce the sinking fund requirements of this subparagraph
                                (d) in any subsequent year. The Corporation shall be entitled, at its option, to credit against any sinking fund redemption requirement any shares of said eleventh series theretofore purchased or otherwise acquired by the Corporation and not theretofore credited against any other sinking fund redemption requirement.
                                In the case of
                                any redemption pursuant to this subparagraph
                                (d), the shares to be redeemed shall be selected by lot among the holders of the shares of said eleventh series then outstanding in such manner as the appropriate Officers of the Corporation shall determine to result in a random selection.
                                The shares of said eleventh series shall not be redeemable at the option of the Corporation except as set forth in this subparagraph (d).

                        (ii) The sinking fund requirement of the Corporation to redeem shares of said eleventh series pursuant to this subparagraph (d) shall be subject to any applicable restrictions of law and such redemption shall be made only out of funds legally available therefor.

                        (iii) The sinking fund requirement of the Corporation to redeem shares of said eleventh series pursuant to this subparagraph (d) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said eleventh series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock.

                        (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said eleventh series pursuant to this subparagraph (d), and if at such time the Corporation shall be required pursuant to a sinking or similar fund to redeem or purchase shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such sinking or similar funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof.

                (e) The shares of said eleventh series shall not, by their terms, be convertible.

        (3) SERIES L. There is hereby established a twelfth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                (a) The twelfth series of Preferred Stock of the Corporation shall consist of 1,540,460 shares and be designated as "$12.40 Preferred Stock, Convertible Series L".

                (b) Said twelfth series shall have a dividend rate of $12.40 per share per annum; provided, however, that the amount of the dividend per share payable on December 15, 1998 shall be $3.10.

                (c) The shares of said twelfth series shall not, by their terms, be redeemable.

                (d) The amount payable upon the shares of said twelfth series in the event of dissolution, liquidation or winding up of the Corporation shall be $182.8125 per share plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

                (e) There shall be no sinking fund for the redemption or purchase of shares of said twelfth series.

                (f)     (i)  (A)   Each share of said twelfth series shall be
                                   mandatorily converted on November 1, 2001
                                   (the "Mandatory Conversion Date") into (1) a number of shares of Common Stock determined by reference to the Common Equivalent Rate
                                   (as hereinafter defined) then in effect plus
                                   (2) the right to receive an amount, in cash, equivalent to the accumulated and unpaid dividends on such share of said twelfth series, if any, to but excluding the Mandatory Conversion Date.

                             (B) Each share of said twelfth series shall be convertible, at the option of the Company, at any time on or after December 15, 1998 and prior to the Mandatory Conversion Date, into
                                   (1) a number of shares of Common Stock equal to the Optional Conversion Price then in effect, (2) the right to receive an amount, in cash, equivalent to the accumulated and unpaid dividends on the share of said twelfth series to be converted to but excluding the date fixed for conversion plus (3) the right to receive the Optional Conversion Premium; it being understood that the Company may not so convert less than all shares of said twelfth series.

                             (C) Each share of said twelfth series shall be mandatorily converted, at the time of effectiveness of any Extraordinary Transaction, into, or into the right to receive, as the case may be, securities and other property (including cash) of the same character and in the same respective amounts as the holder of such share would have received if such share had been converted pursuant to clause (B) above immediately prior to such time of effectiveness.

                        (ii) (A) The "Common Equivalent Rate" shall be initially ten shares of Common Stock for each share of said twelfth series; provided, however, that the Common Equivalent Rate shall be subject to adjustment from time to time as provided below. All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock. Such rate, as adjusted and in effect at any time, is herein called the "Common Equivalent Rate."

                              (B)  If the Corporation shall do any of the
                                   following (each, an "Adjustment Event"):

                                   (1) pay a dividend or make a distribution
                                       with respect to Common Stock in shares
                                       of Common Stock,

                                   (2) subdivide, reclassify or split its
                                       outstanding shares of Common Stock into
                                       a greater number of shares,

                                   (3) combine or reclassify its outstanding
                                       shares of Common Stock into a smaller
                                       number of shares, or

                                (4) issue by reclassification of its shares of Common Stock any shares of Common Stock other than in an Extraordinary Transaction (as hereinafter defined),

                                then the Common Equivalent Rate in effect immediately prior to such Adjustment Event shall be adjusted so that on the Mandatory Conversion Date each share of said twelfth series shall be converted into the number of shares of Common Stock that the holder of such share would have owned or been entitled to receive after the happening of the Adjustment Event had such share been mandatorily converted immediately prior to the record date, if any, for such Adjustment Event or, if there is no record date, immediately prior to the effectiveness of such Adjustment Event. In case the Adjustment Event is a dividend or distribution, the adjustment to the Common Equivalent Rate shall become effective as of the close of business on the record date for determination of shareholders entitled to receive such dividend or distribution and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (C) and (D) below; and, in case the Adjustment Event is a subdivision, split, combination or reclassification, the adjustment to the Common Equivalent Rate shall become effective immediately after the effective date of such subdivision, split, combination or reclassification. Such adjustment shall be made successively.

                                In the event that Rights are separated from the outstanding shares of the Common Stock in accordance with the provisions of the Rights Agreement such that holders of shares of said twelfth series would not be entitled to receive any Rights in respect of the shares of Common Stock issuable upon conversion of the shares of said twelfth series, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the Distribution Date (as defined in the Rights Agreement) by a fraction (1) the numerator of which shall be the Current Market Price per share of the outstanding shares of Common Stock on the Trading Date next preceding the Distribution Date and (2) the denominator of which shall be such Current Market Price less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, final and binding on the Corporation and all shareholders of the Corporation) as of such Distribution Date of the portion of the Rights allocable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the Distribution Date and will remain in effect unless and until (A) the Company (i) amends the Rights Agreement to provide that upon conversion of the shares of said twelfth series the holders thereof will receive, in addition to the shares of Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the Rights Agreement and (ii) converts the Preferred Stock into shares of Common Stock with such Rights or (B) the Rights expire, terminate or are redeemed, in which case appropriate adjustments, if any, shall be made to the Common Equivalent Rate consistent with the provisions of this subparagraph (f)(i). Notwithstanding the foregoing, in the event the aforesaid fair market value of the portion of the

                                Rights allocable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the Trading Date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of said twelfth series shall have the right to receive upon conversion the number of shares of Common Stock such holder would have received had the shares of said twelfth series been mandatorily converted immediately prior to the Distribution Date.

                        (C) If the Corporation shall, after the date of the initial issuance of shares of said twelfth series, issue rights or warrants to all holders of the Common Stock entitling them for a period not exceeding 45 days from the date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (as hereinafter defined), on the record date for the determination of shareholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants and (2) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective as of the close of business on the record date for the determination of shareholders entitled to exercise such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

                        (D) If the Corporation shall pay a dividend or make any other distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of the Corporation (other than Common Stock) but excluding any distributions and dividends referred to in clause (B) above or any cash dividends), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (C) above), then, in each such case, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date for the determination of shareholders entitled to receive such dividend or distribution mentioned below by a fraction (1) the numerator of which shall be the Current Market Price of the Common Stock on such record date and (2) the denominator of which shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive, as final and binding upon the Corporation and all shareholders of the Corporation) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, allocable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of the shareholders entitled to receive such dividend or distribution. Notwithstanding the foregoing, in the event the portion of the assets or other evidences of indebtedness so distributed allocable to one share of Common Stock has a value equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of said twelfth series shall have the right to receive upon conversion assets or other evidences of indebtedness having a value in the amount such holder would have received had the shares of said twelfth series been mandatorily converted immediately prior to the record date for such dividend or distribution.

                        (E) If the Corporation shall pay a dividend or make any other distribution to all holders of its Common Stock exclusively in cash (excluding any quarterly cash dividend on Common Stock in any quarter to the extent it does not exceed $.16 per share (as adjusted to reflect subdivisions or combinations of Common Stock)) the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date for the determination of the shareholders entitled to receive such dividend or distribution by a fraction (1) the numerator of which shall be such Current Market Price per share of the Common Stock on such record date and (2) the denominator of which shall be such Current Market Price less the amount of cash so distributed (and not excluded as provided above) allocable to one share of Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the business day next following record date. Notwithstanding the foregoing, in the event the portion of the cash so distributed allocable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of said twelfth series shall have the right to receive upon conversion the amount of cash such holder would have received had the shares of said twelfth series been mandatorily converted immediately prior to the record date for such dividend or distribution. If an adjustment is required to be made pursuant to this clause (E) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded as provided above; and an adjustment is required to be made pursuant to this clause (E) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                        (F) Anything herein to the contrary notwithstanding, the Corporation may, at its option, make such upward adjustment in the Common Equivalent Rate, in addition to the adjustments specified above, as the Corporation in its sole discretion may determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its shareholders shall not be taxable. Any such adjustment shall be made effective as of such date as the Board of Directors of the Corporation shall determine. The determination of the Board of Directors of the Corporation as to whether or not such an adjustment to the Common Equivalent Rate should be made and, if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all shareholders of the Corporation.

                        (G) As used herein, the "Current Market Price" of a share of Common Stock on any date shall be, except as otherwise specifically provided, the average of the daily Closing Prices (as hereinafter defined) for the five consecutive Trading Dates (as hereinafter defined) ending on and including the date of determination of the Current Market Price; provided, however, that if the Closing Price of the Common Stock on the Trading Date next following such five-day period (the "next-day closing price") is less than 95% of such average Closing Price, then the Current Market Price per share of Common Stock on such date of determination will be the next-day Closing Price; and provided, further, that with respect to any conversion or antidilution adjustment, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first date of the applicable determination period and ending on the applicable conversion date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.

                        (H) In any case in which an adjustment as a result of any event is required to become effective as of the close of business on the record date for such event and the Mandatory Conversion Date occurs after such record date but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event (but shall be under no obligation to do so): (1) issuing to the holder of any converted shares of said twelfth series the additional shares of Common Stock issuable upon such conversion as a result of such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock as hereinafter provided.

                (iii) Whenever the Common Equivalent Rate is adjusted as herein provided, the Corporation shall:

                        (A) forthwith compute the adjusted Common Equivalent Rate in accordance herewith and prepare a certificate signed by the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent or agents for the shares of said twelfth series and for the Common Stock; and

                        (B) mail a notice stating that the Common Equivalent Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of record of the outstanding shares of said twelfth series at or prior to the time the Corporation mails an interim statement to its shareholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

                (iv) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of said twelfth series. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of said twelfth series, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding (i) the day on which the Company gives notice of an option conversion, (ii) in the event of an Extraordinary Transaction, the effective date of such transaction or (iii) in the event of a mandatory conversion, the Mandatory Conversion Date. If more than one share of any holder shall be converted at the same time, the number of full shares of Common Stock into which such shares shall be converted shall be computed on the basis of the aggregate number of shares so converted.

                (v) Definitions. As used with respect to the shares of said twelfth series:

                        (A) the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Washington or the State of New York are authorized or obligated by law or executive order to remain closed or are closed because of a banking moratorium or otherwise;

                        (B) the term "Closing Price" on any day shall mean the reported last sale price on such day, or, in case no such sale takes place on such day, the average of the reported last bid and asked prices on such day, in either case as reported on the Consolidated Tape maintained by the Consolidated Tape Association, or, if the Common Stock is not listed or admitted to trading on any securities exchange which participates in the Consolidated Tape Association, the average of the reported last bid and asked prices regular way (with any relevant due bills attached) of the Common Stock on the over-the-counter market on the day in question as reported by the National Association of Securities Dealers Automated Quotation System, or a similar generally accepted reporting service, or if no information of such character shall be available, as determined in good faith by the Board of Directors on the basis of such relevant factors as the Board of Directors in good faith considers appropriate, (such determination to be conclusive, final and binding upon the Corporation and all shareholders of the Corporation);

                        (C) the term "Extraordinary Transaction" shall mean a merger or consolidation of the Corporation, a share exchange, division or conversion of the Corporation's capital stock or an amendment of the Restated Articles of Incorporation of the Corporation that results in the conversion or exchange of Common Stock into, or the right of the holders thereof to receive, in lieu of or in addition to their shares of Common Stock, other securities or other property (whether of the Corporation or any other entity);

                        (D) the term "Notice Date" with respect to any notice given by the Corporation in connection with a conversion of any of the Shares of said twelfth series shall be the date of the commencement of the mailing of such notice to the holders of such shares as specified herein;

                        (E) the term "Optional Conversion Premium" shall mean, in respect of each share of said twelfth series converted at the option of the Company, an amount, in cash, initially equal to $20.90, declining by $.02111 for each day following December 15, 1998 to and including the optional conversion date (computed on the basis of a 360-day year consisting of twelve 30-day months) and equal to $0 on and after September 15, 2001; provided, however, that in lieu of delivering such amount in cash, the Company may, at its option, deliver a number of shares of Common Stock equal to the quotient of such amount divided by the Current Market Price on the second Trading Date immediately preceding (1) the date on which the Company gives notice of such conversion or (2) in the event of an Extraordinary Transaction, the effective date of such transaction;

                        (F) the term "Optional Conversion Price" shall mean, in respect of each share of said twelfth series converted at the option of the Company, a number of shares of Common Stock equal to the lesser of
                                (1) the amount of $24.00 divided by the Current Market Price as of the second Trading Date immediately preceding (a) the date on which the Company gives notice of such conversion or (b) in the event of an Extraordinary Transaction, the effective date of such transaction, multiplied by ten and (2) the number of shares of Common Stock determined by reference to the Common Equivalent Rate;

                        (G) the term "Rights Agreement" shall mean the Rights Agreement, dated as of February 16, 1990, between the Company and The Bank of New York, successor Rights Agent, as amended; and the term "Rights" shall mean the "Preferred Share Purchase Rights" established under the Rights Agreement; and

                        (H) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

                (vi)    (A)     Unless otherwise required by applicable law,
                                notice of any conversion shall be sent to the holders of the shares of said twelfth series to be converted at the addresses shown on the books of the Corporation by mailing a copy of such notice not less than fifteen (15) days nor more than sixty (60) days prior to the conversion date. Each such notice shall state (1) the conversion date, (2) the total number of shares of said twelfth series to be converted (being the total number of shares outstanding), (3) the conversion price, (4) the place or places where certificates for such shares are to be surrendered in exchange for certificates and/or cash representing the conversion price and (5) that dividends on the shares to be converted will cease to accrue on such conversion date. Notwithstanding the foregoing, the failure so to mail any such notice of mandatory conversion or any defect therein or in the mailing thereof shall not prevent the occurrence of such conversion or impair the validity thereof.

                        (B) The shares of said twelfth series shall, on the date fixed for conversion, be deemed to have been converted; from and after such conversion date dividends shall cease to accrue on such shares; and all rights of the holders of such shares (except only rights as holders of securities into which such shares shall have been converted and the right to receive certificates representing such securities and the right to receive an amount equal to dividends accrued on such shares to the date fixed for such conversion) shall terminate.

                (vii) Upon the surrender by a holder of converted shares of said twelfth series of certificates representing such shares in accordance with the notice of conversion on or after the conversion date, the Corporation shall deliver to or upon the order of such holder:

                        (A) certificates representing whole units of the securities into which such shares of said twelfth series have been converted, such certificates to be registered in such name or names, and to be issued in such denominations, as such holder shall have specified;

                        (B) an amount, in cash, in lieu of fractional shares, as hereinbefore provided;

                        (C) an amount, in cash, equivalent to accumulated and unpaid dividends on such shares of Series A Preferred Stock to the conversion date;

                        (D) an amount, in cash, securities or other property, representing any other consideration to be delivered upon such conversion; and

                        (E) a certificate representing any shares of said twelfth series which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the conversion of shares of said twelfth series; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock or other securities in a name other than that of the registered holder of the shares converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        FOURTH: The duration of the Corporation shall be perpetual.

        FIFTH: The number of Directors of the Corporation shall be such number, not to exceed eleven (11), as shall be specified from time to time by the Board of Directors in the Bylaws; provided, however, that if the right to elect a majority of the Board of Directors shall have accrued to the holders of the Preferred Stock as provided in paragraph (1) of subdivision (j) of Article THIRD, then, during such period as such holders shall have such right, the number of directors may exceed eleven (11). The Directors shall be divided into three classes, as nearly equal in number as possible. Commencing with the directors elected at the 1987 Annual Meeting of Shareholders, the term of office of the first class shall expire at the 1988 Annual Meeting of Shareholders, the term of office of the second class shall expire at the 1989 Annual Meeting of Shareholders and the term of office of the third class shall expire at the 1990 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Notwithstanding the foregoing, Directors elected by the holders of the Preferred Stock in accordance with paragraph (1) of subdivision (j) of Article THIRD shall be elected for a term which shall expire not later than the next Annual Meeting of Shareholders. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

        Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD, (a) any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors and any director so elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and
(b) any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

        No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD and the provisions of the next preceding paragraph of this Article FIFTH, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation entitled generally to vote in the election of directors (such stock being hereinafter in these Articles of Incorporation called "Voting Stock"), voting together as a single class, at a meeting of shareholders called expressly for that purpose; provided, however, that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal of such director would be sufficient to elect such director if then cumulatively voted at an election of the class of Directors of which such director is a part.

        Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article FIFTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Voting Stock, voting together as a single class.

        SIXTH: That the principal place of business of said Corporation shall be Spokane, Spokane County, Washington.

        SEVENTH: The corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by these Articles of Incorporation. The Board of Directors shall have power to authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and other meetings, and to determine the amount of such compensation and fees.

        The Board of Directors shall have power to adopt, alter, amend and repeal the Bylaws of the Corporation. To the extent provided under the laws of the state of Washington, any Bylaws adopted by the Directors under the powers conferred hereby may be repealed or changed by the shareholders.

        An Executive Committee may be appointed by and from the Board of Directors in such manner and subject to such regulations as may be provided in the Bylaws, which committee shall have and may exercise, when the Board is not in session, all the powers of said Board which may be lawfully delegated subject to such limitations as may be provided in the Bylaws or by resolutions of the Board. The fact that the Executive Committee has acted shall be conclusive evidence that the Board was not in session at the time of such action. Additional committees may be appointed by and from the Board of Directors in such manner and subject to such regulations as may be provided in the Bylaws. Any action required or permitted by these Articles of Incorporation to be taken by the Board of Directors of the Corporation may be taken by a duly authorized committee of the Board of Directors, except as otherwise required by law.

        No Director shall have any personal liability to the Corporation or its shareholders for monetary damages for his or her conduct as a Director of the Corporation; provided, however, that nothing herein shall eliminate or limit any liability which may not be so eliminated or limited under Washington law, as from time to time in effect. No amendment, modification or repeal of this paragraph shall eliminate or limit the protection afforded by this paragraph with respect to any act or omission occurring prior to the effective date thereof.

        The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a Director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with such proceeding. The Corporation shall pay any reasonable expenses incurred by a Director in connection with any such proceeding in advance of the final determination thereof upon receipt from such Director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each Director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a Director and shall inure to the benefit of the heirs, executors and administrators of such a person.

        A Director of the Corporation shall not be disqualified by his office from dealing or contracting with this Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director, or any firm of which any Director is a member, or any corporation of which any Director is a shareholder or Director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved, either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any Directors so interested, or a member of a firm so interested, or a shareholder or Director of a corporation so interested; or (2) by the written consent or by vote at a shareholders' meeting of the holders of record of a majority in number of all the outstanding shares of capital stock of the Corporation entitled to vote; nor shall any Director be liable to account to the Corporation for any profits realized by and from or through any such transaction or contract of the Corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder or a Director, was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such transaction or contract in any other manner approved by law.

        Shareholders shall have no rights, except as conferred by statute or by the Bylaws, to inspect any book, paper or account of the Corporation.

        Any property of the Corporation not essential to the conduct of its corporate business may be sold, leased, exchanged, or otherwise disposed of, by authority of its Board of Directors and the Corporation may sell, lease, exchange or otherwise dispose of, all of its property and franchises, or any of its property, franchises, corporate rights, or privileges, essential to the conduct of its corporate business and purposes upon the consent of and for such consideration and upon such terms as may be authorized by a majority of all of the Directors and the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power (or, if the consent or vote of a larger number or different proportion of the Directors and/or shares is required by the laws of the state of Washington, notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the consent or vote of the larger number or different proportion of the Directors and/or shares so required) expressed in writing, or by vote at a meeting of holders of the shares of the Corporation having voting power duly held as provided by law, or in the manner provided by the Bylaws of the Corporation, if not inconsistent therewith.

        Upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power given at a meeting of the holders of the shares of the Corporation having voting power duly called for that purpose or when authorized by the written consent of the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power and upon the vote of a majority of the Board of Directors, all of the property, franchises, rights and assets of the Corporation may be sold, conveyed, assigned and transferred as an entirety to a new company to be organized under the laws of the United States, the state of Washington or any other state of the United States, for the purpose of so taking over all the property, franchises, rights and assets of the Corporation, with the same or a different authorized number of shares of stock and with the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes of stock of the Corporation then outstanding so far as the same shall be consistent with such laws of the United States or of Washington or of such other state (provided that the whole or any part of such stock or of any class thereof may be stock with or without a nominal or par value), the consideration for such sale and conveyance to be the assumption by such new company of all of the then outstanding liabilities of the Corporation and the issuance and delivery by the new company of shares of stock (any or all thereof either with or without nominal or par value) of such new company of the several classes into which the stock of the Corporation is then divided equal in number to the number of shares of stock of the Corporation of said several classes then outstanding. In the event of such sale, each holder of stock of the Corporation agrees so far as he may be permitted by the laws of Washington forthwith to surrender for cancellation his certificate or certificates for stock of the Corporation and to receive and accept in exchange therefor, as his full and final distributive share of the proceeds of such sale and conveyance and of the assets of the Corporation, a number of shares of the stock of the new company of the class corresponding to the class of the shares surrendered equal in number to the shares of stock of the Corporation so surrendered, and in such event no holder of any of the stock of the Corporation shall have any rights or interests in or against the Corporation, except the right upon surrender of his certificate as aforesaid properly endorsed, to receive from the Corporation certificates for such shares of said new company as herein provided. Such new company may have all or any of the powers of the Corporation and the certificate of incorporation and bylaws of such new company may contain all or any of the provisions contained in the Articles of Incorporation and Bylaws of the Corporation.

        Upon the written assent, in person or by proxy, or pursuant to the affirmative vote, in person or by proxy, of the holders of a majority in number of the shares then outstanding and entitled to vote (or, if the assent or vote of a larger number or different proportion of shares is required by the laws of the state of Washington notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the assent or vote of the larger number or different proportion of the shares so required) (1) any or every statute of the state of Washington hereafter enacted, whereby the rights, powers or privileges of the Corporation are or may be increased, diminished, or in any way affected, or whereby the rights, powers or privileges of the shareholders of corporations organized under the law under which the Corporation is organized are increased, diminished or in any way affected or whereby effect is given to the action taken by any part less than all of the shareholders of any such corporation shall, notwithstanding any provision which may at the time be contained in these Articles of Incorporation or any law, apply to the Corporation, and shall be binding not only upon the Corporation but upon every shareholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of these Articles of Incorporation and/or (2) amendments to said Articles authorized at the time of the making of such amendments by the laws of the state of Washington may be made; provided, however, that (a) the provisions of Article THIRD hereof limiting the preemptive rights of shareholders, requiring cumulative voting in the election of Directors and regarding entry in the capital stock account of consideration received upon the sale of shares of capital stock without nominal or par value and all of the provisions of Article FIFTH hereof shall not be altered, amended, repealed, waived or changed in any way, unless the holders of record of at least two-thirds of the number of shares entitled to vote then outstanding shall consent thereto in writing or affirmatively vote therefor in person or by proxy at a meeting of shareholders at which such change is duly considered.

        Special meetings of the shareholders may be called by the President, the Chairman of the Board of Directors, a majority of the Board of Directors, any Executive Committee of the Board of Directors, and shall be called by the President at the request of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the Voting Stock, voting together as a single class. Only those matters that are specified in the call of or request for a special meeting may be considered or voted upon at such meeting.

        Notwithstanding anything contained in these Articles of Incorporation to the contrary, the paragraph in this Article SEVENTH relating to the adoption, alteration, amendment, change and repeal of the Bylaws of the Corporation, the paragraph in this Article SEVENTH relating to the calling and conduct of special meetings of the shareholders and this paragraph, and the provisions of the Bylaws of the Corporation relating to procedures for the nomination of Directors, shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Voting Stock, voting together as a single class.

        EIGHTH:

        (a) In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in subdivision (b) of this Article EIGHTH:

                (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

                (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                        shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that the vote of a lower percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs (1) through
                        (5) of this subdivision (a).

        (b) The provisions of subdivision (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either paragraph (1) or paragraph (2) below are met:

                (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

                (2)     All of the following conditions shall have been met:

                        (A) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or
                                        (y) in the transaction in which it
                                        became an Interested Shareholder,
                                        whichever is higher;

                                (ii)    the Fair Market Value per share of
                                        Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

                                (iii)   (if applicable) the price per share
                                        equal to the Fair Market Value per share of Common Stock determined pursuant to clause (A)(ii) above, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                                        fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                        (B) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of each class of outstanding Voting Stock (other than Common Stock and Institutional Voting Stock [as hereinafter defined]) shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (B) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                                (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the
                                        Determination Date, whichever is higher;
                                        and

                                (iv)    (if applicable) the price per share
                                        equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (B)(iii) above, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.


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

                        (C) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                        (D) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                                (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor full dividends (whether or not cumulative) on the outstanding shares of stock of all classes ranking prior as to dividends to the Common Stock;

                                (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

                                (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                        (E) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                (c)     For the purposes of this Article EIGHTH:

                        The terms "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987.

                        A person shall be deemed to be a "beneficial owner" of any Voting Stock:

                        (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, or;

                        (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                                (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                        (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                For the purposes of determining whether a person is an Interested Shareholder the number of shares of Voting Stock deemed to be outstanding shall include all shares of which such person is the beneficial owner in accordance with the foregoing definition but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

                The term "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

                The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                        (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                        (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                        (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                The term "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

                The term "person" shall mean any individual, firm, corporation or other entity.

                The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                The term "Voting Stock" has the meaning ascribed to such term in Article FIFTH.

                In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2(A) and 2(B) of subdivision (b) of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        (d) The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person,
                (D) whether a class of Voting Stock is Institutional Voting Stock, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

                Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article EIGHTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Voting Stock, voting together as a single class.

        IN WITNESS WHEREOF, we have set our hands and seals under these presents, this 18th day of February 1999.


               ________________________________________________________________
               T. M. Matthews, Chairman of the Board, President and Chief Executive Officer

               ATTEST:

               ________________________________________________________________
               T. L. Syms, Vice President and Corporate Secretary
(SEAL)


                                   Certificate

STATE OF WASHINGTON
County of Spokane                ss.


T. M. MATTHEWS and T. L. SYMS, being first duly sworn on oath, depose and say:

(a) That they have been authorized to execute the within Restated Articles of Incorporation by resolution of the Board of Directors adopted on the 12th day of February 1999;

(b) That these Restated Articles of Incorporation do not include an amendment to the Articles of Incorporation; and

(c) That these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto and restatements thereof.

               ________________________________________________________________
               T. M. Matthews, Chairman of the Board, President and Chief Executive Officer


               ________________________________________________________________
               T. L. Syms, Vice President and Corporate Secretary


SUBSCRIBED AND SWORN to before me this 18th day of February 1999.


                                _______________________________________________
                                Notary Public in and for the state of
                                Washington, residing in the County of Spokane. My commission expires _________________.

(SEAL)